As filed with the Securities and Exchange Commission on March 3, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Longboard Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-5009619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full titles of the plans)

Kevin R. Lind

President and Chief Executive Officer

Longboard Pharmaceuticals, Inc.

4275 Executive Square, Suite 950

La Jolla, California 92037

(619) 592-9775

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven M. Przesmicki Alexa M. Ekman Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register additional securities of the same class as other securities for which a Registration Statement on Form S-8 of Longboard Pharmaceuticals, Inc. (the “Registrant”) relating to the same employee benefit plans is effective. The Registrant previously registered shares of voting common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Registrant’s 2021 Equity Incentive Plan (the “Plan”) and the Registrant’s 2021 Employee Stock Purchase Plan (the “ESPP”) pursuant to a Registration Statement on Form S-8 (File No. 333-254244) filed with the Securities and Exchange Commission (the “Commission”) on March 12, 2021 (the “Prior Registration Statement”). In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference. The Registrant is registering an aggregate of 1,032,920 additional shares of Common Stock pursuant to the provisions of the Plan and ESPP providing for automatic increases in the number of shares of Common Stock reserved and available for issuance under the Plan and ESPP on January 1, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 3, 2022; and

(b)

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on March  9, 2021, as amended by Form 8-A/A filed on March 11, 2021 (File No. 001-40192), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or portions thereof that are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

The exhibits to this Registration Statement are listed below:

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q (File No. 001-40192) filed with the SEC on May 10, 2021).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-Q (File No. 001-40192) filed with the SEC on May 10, 2021).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253329), filed with the SEC on March 8, 2021).

4.4	Investors’ Rights Agreement by and among the registrant and certain of its stockholders, dated October 27, 2020 ((incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253329), filed with the SEC on March 8, 2021).

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1	Longboard Pharmaceuticals, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253329), filed with the SEC on March 8, 2021).

99.2	Forms of grant notice, stock option agreement and notice of exercise under the Longboard Pharmaceuticals, Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253329), filed with the SEC on March 8, 2021).

99.3	Longboard Pharmaceuticals, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-253329), filed with the SEC on March 8, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on March 3, 2022.

LONGBOARD PHARMACEUTICALS, INC.

By:	/s/ Kevin R. Lind
Kevin R. Lind
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin R. Lind and Brandi L. Roberts, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Kevin R. Lind	President, Chief Executive Officer and Director	March 3, 2022
Kevin R. Lind	(Principal Executive Officer)

/s/ Brandi L. Roberts	Chief Financial Officer	March 3, 2022
Brandi L. Roberts	(Principal Financial and Accounting Officer)

/s/ Vincent E. Aurentz	Director	March 3, 2022
Vincent E. Aurentz

/s/ Corinne Le Goff	Director	March 3, 2022
Corinne Le Goff, Pharm.D.

/s/ Casey C. Lynch	Director	March 3, 2022
Casey C. Lynch

/s/ Phillip M. Schneider	Director	March 3, 2022
Phillip M. Schneider

/s/ Paul J. Sekhri	Director	March 3, 2022
Paul J. Sekhri

/s/ Jane Tiller	Director	March 3, 2022
Jane Tiller, MBChB, FRCPsych